Exhibit 23.1

Consent of Independent Public Accountants

Independent Auditor’s Consent

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (no. 333-183199) of Mackinac Financial Corporation, of our reported dated March 28, 2017 on the financial statements of Mackinac Financial Corporation and Subsidiaries for the year ended December 31, 2016, appearing in this Form 10-K.

/s/ Plante & Moran, PLLC
Plante & Moran, PLLC

Auburn Hills, Michigan
March 28, 2017